Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

Dated as of July 20, 2012

among

LENNAR CORPORATION

AND THE GUARANTORS NAMED HEREIN

as Issuers,

and

DEUTSCHE BANK SECURITIES INC.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

UBS SECURITIES LLC

as Representatives of the Several Initial Purchasers

4.75% Senior Notes due 2017

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of July 20, 2012, among LENNAR CORPORATION, a Delaware corporation (the “Company”), and the other entities that are listed on the signature pages hereof (collectively with any entity that in the future executes a supplemental indenture pursuant to which such entity agrees to guarantee the Notes (as hereinafter defined), the “Guarantors” and, together with the Company, the “Issuers”), and DEUTSCHE BANK SECURITIES INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and UBS SECURITIES LLC, as representatives (the “Representatives”) of the several initial purchasers (the “Initial Purchasers”) under the Purchase Agreement (as defined below).

This Agreement is entered into in connection with the Purchase Agreement, dated July 20, 2012, among the Company and the Representatives, as representatives of the Initial Purchasers (the “Purchase Agreement”), which provides for, among other things, the sale by the Company to the Initial Purchasers of $350,000,000 aggregate principal amount of the Company’s 4.75% Senior Notes due 2017 (the “Notes”). The Notes are unconditionally guaranteed (the “Guarantees”) by each of the Guarantors. The Notes and the Guarantees are collectively referred to herein as the “Securities”. In order to induce the Representatives to enter into the Purchase Agreement, the Issuers have agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and any subsequent holder or holders of the Securities. The execution and delivery of this Agreement is a condition to the Initial Purchasers’ obligation to purchase the Securities under the Purchase Agreement.

The parties hereby agree as follows:

1. Definitions

As used in this Agreement, the following terms shall have the following meanings:

Additional Interest: See Section 4 hereof.

Additional Notes: See Section 2(a) hereof.

Advice: See the last paragraph of Section 5 hereof.

Agreement: See the introductory paragraphs hereto.

Applicable Period: See Section 2 hereof.

Automatic Shelf Registration Statement: An “automatic shelf registration” statement within the meaning of Rule 405.

Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday which is a day on which banking institutions are open in New York, New York.

Company: See the introductory paragraphs hereto.

Effectiveness Date: December 17, 2012; provided, however, that with respect to any Shelf Registration Statement, the Effectiveness Date shall be the 75th day following the Filing Date with respect thereto.

Effectiveness Period: See Section 3(a) hereof.

Event Date: See Section 4(b) hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

Exchange Notes: See Section 2 hereof.

Exchange Offer: See Section 2 hereof.

Exchange Offer Registration Statement: See Section 2 hereof.

Filing Date: (A) If no Exchange Offer Registration Statement has been filed by the Issuers pursuant to this Agreement, November 17, 2012; and (B) in each other case (which may be applicable notwithstanding the consummation of the Exchange Offer), the 30th day after the delivery of a Shelf Notice.

FINRA: See Section 5(r) hereof.

Guarantees: See the introductory paragraphs hereto.

Guarantors: See the introductory paragraphs hereto.

Holder: Any holder of a Registrable Security or Registrable Securities.

Indemnified Person: See Section 7(c) hereof.

Indemnifying Person: See Section 7(c) hereof.

Indenture: The Indenture, dated as of July 20, 2012, by and among the Issuers, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the Notes are being issued, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

Initial Purchasers: See the introductory paragraphs hereto.

Initial Shelf Registration Statement: See Section 3(a) hereof.

Inspectors: See Section 5(m) hereof.

Issue Date: July 20, 2012, the date of original issuance of the Securities.

Notes: See the introductory paragraphs hereto.

Offering Memorandum: The offering memorandum of the Company dated July 17, 2012, in respect of the offering of the Securities.

Participant: See Section 7(a) hereof.

Participating Broker-Dealer: See Section 2(a) hereof.

Person: An individual, trustee, corporation, limited liability company, partnership, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

Private Exchange: See Section 2(b) hereof.

Private Exchange Notes: See Section 2(b) hereof.

Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act and any term sheet filed pursuant to Rule 433 under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Purchase Agreement: See the introductory paragraphs hereto.

Records: See Section 5(m) hereof.

Registrable Notes: Each Note upon its original issuance and at all times subsequent thereto, each Exchange Note as to which Section 2(c)(iv) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Note upon original issuance thereof and at all times subsequent thereto, until the earliest to occur of (i) a Registration Statement (other than, with respect to any Exchange Note as to which Section 2(c)(iv) hereof is applicable, the Exchange Offer Registration Statement) covering such Note, Exchange Note or Private Exchange Note has been declared effective by the SEC and such Note, Exchange Note or such Private Exchange Note, as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Note has been exchanged pursuant to the Exchange Offer for an Exchange Note or Exchange Notes that may be resold (or, but for the status of such Holder as an affiliate of the Issuers under Rule 405, could be resold) without restriction under state and federal securities laws, (iii) such Note, Exchange Note or Private Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture or (iv) such Note, Exchange Note or Private Exchange Note, as the case may be, may be resold without restriction pursuant to Rule 144 (as amended or replaced) under the Securities Act and if requested by the Holder the restrictive legend has been removed.

Registrable Securities: Each Registrable Note and related guarantees.

Registration Statement: Any registration statement of the Issuers that covers any of the Securities, the Exchange Notes (and related guarantees) or the Private Exchange Notes (and related guarantees) filed with the SEC under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of the issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

Rule 405: Rule 405 under the Securities Act.

Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

SEC: The Securities and Exchange Commission.

Securities: See the introductory paragraphs hereto.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Shelf Notice: See Section 2(c) hereof.

Shelf Registration Statement: See Section 3(b) hereof.

Subsequent Shelf Registration Statement: See Section 3(b) hereof.

TIA: The Trust Indenture Act of 1939, as amended.

Trustee: The trustee under the Indenture and the trustee (if any) under any indenture governing the Exchange Notes (and related guarantees) and Private Exchange Notes (and related guarantees).

Underwritten registration or underwritten offering: A registration in which securities of one or more of the Issuers are sold to an underwriter for reoffering to the public.

WKSI: A “well known seasoned issuer” as defined in Rule 405.

2. Exchange Offer

(a) The Issuers shall file with the SEC, no later than the Filing Date, a Registration Statement (the “Exchange Offer Registration Statement”) on an appropriate registration form with respect to a registered offer (the “Exchange Offer”) to exchange any and all of the Registrable Securities for a like aggregate principal amount of notes of the Company, guaranteed by the Guarantors, that are identical in all material respects to the Securities, except that the Exchange Notes shall contain no restrictive legend thereon and no provision for payment of additional interest in the event of a registration default (the “Exchange Notes”), and which are entitled to the benefits of the Indenture or a trust indenture which is identical in all material respects to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with the TIA) and which, in either case, has been qualified under the TIA. Interest on each Exchange Note will accrue (A) from the later of (1) the last interest payment date on which interest was paid on the Note surrendered, or (2) if the Note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of the exchange and as to which interest will be paid, such interest payment date or (B) if no interest has been paid on that Note, from the Issue Date. The Exchange Offer shall comply with all applicable tender offer rules and regulations under the Exchange Act and other applicable laws. The Issuers shall use their reasonable best efforts to (x) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act on or before the Effectiveness Date; (y) keep the Exchange Offer open for acceptance for not less than 30 days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; and (z) consummate the Exchange Offer on or before January 16, 2013. If, after the Exchange Offer Registration Statement is initially declared effective by the SEC, the Exchange Offer or the issuance of the Exchange Notes (and related guarantees) thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, the Exchange Offer Registration Statement shall be deemed not to have become effective for purposes of this Agreement.

Each Holder that participates in the Exchange Offer will be required, as a condition to its participation in the Exchange Offer, to represent to the Company in writing (which may be contained in the applicable letter of transmittal) (1) that any Exchange Notes (and related guarantees) to be received by it will be acquired in the ordinary course of its business, (2) that at the time of the consummation of the Exchange Offer such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes (and related guarantees) in violation of the provisions of the Securities Act, (3) that such Holder is not an “affiliate” (as defined in Rule 405 promulgated under the Securities Act) of any Issuer, (4) if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of Exchange Notes (and related guarantees) and (5) if the holder is a broker-dealer (a “Participating Broker-Dealer”) that it will receive the Exchange Notes (and related guarantees) for its own account in exchange for Securities that were acquired as a result of market-making or other trading activities, and that it will deliver a prospectus in connection with any resale of the Exchange Notes (and related guarantees).

Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Securities that are Private Exchange Notes (and related guarantees), Exchange Notes (and related guarantees) as to which Section 2(c)(iv) is applicable and Exchange Notes (and related guarantees) held by Participating Broker-Dealers, and the Issuers shall have no further obligation to register Registrable Securities (other than Private Exchange Notes (and related guarantees) and other than in respect of any Exchange Notes (and related guarantees) as to which clause 2(c)(iv) hereof applies) pursuant to Section 3 hereof.

No securities other than the Exchange Notes (and related guarantees) shall be included in the Exchange Offer Registration Statement; provided, however that if the Company issues under the Indenture additional 4.75% Senior Notes due 2017 (and related guarantees) that are identical in all material respects to the Notes and have the same CUSIP number as the Notes (“Additional Notes”), the Company may include in the Exchange Offer Registration Statement a like aggregate principal amount of notes of the Company, guaranteed by the Guarantors, that are identical in all material respects to the Additional Notes, except that such notes shall contain no restrictive legend thereon and no provision for payment of additional interest in the event of a registration default. The period of resale restrictions applicable to any Notes previously offered and sold in reliance on Rule 144A under the Securities Act shall automatically be extended to the last day of the period of any resale restrictions imposed on such Additional Notes.

(b) The Issuers shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution,” reasonably acceptable to the Representatives, which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any Participating Broker-Dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such Participating Broker-Dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies represent the prevailing views of the staff of the SEC. Such “Plan of Distribution” section shall also expressly permit, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act with respect to the Exchange Notes, including, to the extent permitted by applicable policies and regulations of the SEC, all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Notes in compliance with the Securities Act.

The Issuers shall use their best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act with respect to the Exchange Notes for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Notes covered thereby; provided, however, that such period shall not exceed 180 days after such Exchange Offer Registration Statement is declared effective (or such longer period if extended pursuant to the last paragraph of Section 5 hereof) (the “Applicable Period”).

If, prior to consummation of the Exchange Offer, any Holder holds any Registrable Securities acquired by it that have, or that are reasonably likely to be determined to have, the status of an unsold allotment in an initial distribution, or any Holder is not entitled to participate in the Exchange Offer, the Issuers upon the request of any such Holder shall simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to any such Holder, in exchange (the “Private Exchange”) for such Registrable Securities held by any such Holder, a like principal amount of notes (the “Private Exchange Notes”) of the Company, guaranteed by the Guarantors, that are identical in all material respects to the Exchange Notes except for the placement of a restrictive legend on such Private Exchange Notes. The Private Exchange Notes shall be issued pursuant to the same indenture as the Exchange Notes and bear the same CUSIP number as the Exchange Notes.

In connection with the Exchange Offer, the Issuers shall:

(i) mail, or cause to be mailed, to each Holder of record entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(ii) use their best efforts to keep the Exchange Offer open for acceptance for not less than 30 days after the date that notice of the Exchange Offer is mailed to Holders (or longer if required by applicable law);

(iii) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

(iv) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

(v) otherwise comply in all material respects with all laws, rules and regulations applicable to the Exchange Offer.

As soon as practicable after the close of the Exchange Offer and the Private Exchange, if any, the Issuers shall:

(vi) accept for exchange all Registrable Securities that are validly tendered and not validly withdrawn pursuant to the Exchange Offer and the Private Exchange, if any;

(vii) deliver to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

(viii) cause the Trustee to authenticate and deliver promptly to each Holder of Securities that are accepted for exchange, Exchange Notes or Private Exchange Notes (and related guarantees), as the case may be, equal in principal amount to the Securities of such Holder so accepted for exchange.

The Exchange Notes (and related guarantees) and the Private Exchange Notes (and related guarantees) shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the TIA or is exempt from such qualification and shall provide that the Exchange Notes (and related guarantees) shall not be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Notes (and related guarantees), the Private Exchange Notes (and related guarantees) and the Securities shall vote and consent together on all matters as one class and that none of the Exchange Notes (and related guarantees), the Private Exchange Notes (and related guarantees) or the Securities will have the right to vote or consent as a separate class on any matter.

(c) If, (i) because of any change in law or in currently prevailing interpretations by the SEC staff, the Issuers are not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated by January 16, 2013, (iii) in certain circumstances, certain holders of Private Exchange Notes (and related guarantees) so request in writing to the Company, or (iv) in the case of any Holder that tenders Securities in response to the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of any of the Issuers within the meaning of the Securities Act), then in the case of each of clauses (i) to and including (iv) of this sentence, the Issuers shall (a) promptly deliver to the Holders and the Trustee written notice thereof (the “Shelf Notice”) and (b) at its sole expense and as promptly as practicable shall file a Shelf Registration Statement pursuant to Section 3 hereof.

Notwithstanding anything in this Agreement to the contrary, if (i) a Filing Date or Effectiveness Date (or other date by which a filing is to be made or become effective) would fall on a day that is not a Business Day or (ii) the date by which the Exchange Offer is to be consummated would fall on a day that is not a Business Day, such Filing Date, Effectiveness Date (or other date by which a filing is to be made or become effective) or consummation date shall instead be the next succeeding Business Day.

3. Shelf Registration

If at any time a Shelf Notice is delivered as contemplated by Section 2(c) hereof, then:

(a) Shelf Registration. The Issuers shall file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities not exchanged in the Exchange Offer, Private Exchange Notes (and related guarantees) and Exchange Notes (and related guarantees) as to which Section 2(c)(iv) is applicable (the “Initial Shelf Registration Statement”), which Initial Shelf Registration Statement shall be an Automatic Shelf Registration Statement if the Company is then a WKSI and there is no other reason the Company is not permitted to file the Initial Shelf Registration Statement as an Automatic Shelf Registration Statement. The Company shall use its best efforts to file with the SEC the Initial Shelf Registration Statement on or before the applicable Filing Date. The Initial Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuers shall not permit any securities other than the Registrable Securities to be included in the

Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement (as defined below); provided, however that if the Company issues Additional Notes, the Company may include the Additional Notes in the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement.

If the Initial Shelf Registration Statement is not an Automatic Shelf Registration Statement, the Issuers shall use their best efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act on or before the Effectiveness Date. The Issuers shall use their best efforts to keep the Initial Shelf Registration Statement continuously effective under the Securities Act until the date which is two years from the Issue Date (the “Effectiveness Period”), or such shorter period ending when (i) all Registrable Securities covered by the Initial Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Initial Shelf Registration Statement, (ii) all Registrable Securities covered by the Initial Shelf Registration Statement that have not been sold in sales contemplated by the Initial Shelf Registration Statement have become eligible for resale by holders thereof under Rule 144 without regard to volume, manner of sale or other restrictions or (iii) a Subsequent Shelf Registration Statement covering all of the Registrable Securities covered by and not sold under the Initial Shelf Registration Statement or an earlier Subsequent Shelf Registration Statement has been declared effective under the Securities Act; provided, however, that the Effectiveness Period in respect of the Initial Shelf Registration Statement shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein.

(b) Subsequent Shelf Registrations. If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder or because all of the securities registered thereunder that have not been sold in sales contemplated by the Initial Shelf Registration Statement have become eligible for resale by the holders thereof under Rule 144 without regard to volume, manner of sale or other restrictions), the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Initial Shelf Registration Statement in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional “shelf” Registration Statement pursuant to Rule 415 covering all of the Registrable Securities covered by and not sold under the Initial Shelf Registration Statement or an earlier Subsequent Shelf Registration Statement (each, a “Subsequent Shelf Registration Statement”). If a Subsequent Shelf Registration Statement is filed and is not an Automatic Shelf Registration Statement, the Company shall use its best efforts to cause the Subsequent Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable after such filing. The Company shall use its best efforts to keep any subsequent Shelf Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration Statement or any other Subsequent Shelf Registration Statement was previously continuously effective. As used herein the term “Shelf Registration Statement” means the Initial Shelf Registration Statement and any Subsequent Shelf Registration Statement.

(c) Supplements and Amendments. The Issuers shall promptly supplement and amend any Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Securities (or their counsel) covered by such Registration Statement or by any underwriter of such Registrable Securities.

4. Additional Interest

(a) The Issuers and the Representatives agree that the Holders will suffer damages if the Issuers fail to fulfill their obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuers agree to pay, as liquidated damages, additional interest on the Notes (“Additional Interest”) under the circumstances and to the extent set forth below (each of which shall be given independent effect):

(i) if (A) neither the Exchange Offer Registration Statement nor the Initial Shelf Registration Statement has been filed with the SEC on or before the applicable Filing Date or (B) notwithstanding that the Issuers have consummated or will consummate the Exchange Offer, the Issuers are required to file a Shelf Registration Statement and such Shelf Registration Statement has not been filed with the SEC on or before the Filing Date applicable thereto, then, commencing on the day after any such Filing Date, Additional Interest shall accrue on the principal amount of the Securities at a rate of 0.25% per annum for the first 90 days immediately following each such Filing Date, and such Additional Interest rate shall increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

(ii) if (A) neither the Exchange Offer Registration Statement nor the Initial Shelf Registration Statement has been declared effective by the SEC (or was automatically effectively upon its filing with the SEC) on or before the applicable Effectiveness Date or (B) notwithstanding that the Issuers have consummated or will consummate the Exchange Offer, the Issuers are required to file a Shelf Registration Statement and such Shelf Registration Statement has not been declared effective by the SEC (or was not automatically effective upon its filing with the SEC) on or before the applicable Effectiveness Date with respect to such Shelf Registration Statement, then, commencing on the day after such Effectiveness Date, Additional Interest shall accrue on the principal amount of the Securities at a rate of 0.25% per annum for the first 90 days immediately following the day after such Effectiveness Date, and such Additional Interest rate shall increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

(iii) if (A) the Issuers have not exchanged Exchange Notes (and related guarantees) for all Registrable Securities validly tendered in accordance with the terms of the Exchange Offer on or before February 15, 2013 or (B) if applicable, a Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time during the Effectiveness Period, then, Additional Interest shall accrue on the principal amount of the

Securities at a rate of 0.25% per annum for the first 90 days commencing on (x) February 15, 2013, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above, and such Additional Interest rate shall increase by an additional 0.25% per annum at the beginning of each such subsequent 90-day period;

provided, however, that Additional Interest on the Notes may not under any circumstance accrue under more than one of the foregoing clauses (i), (ii) and (iii) of this Section 4(a) and the rate at which Additional Interest accrues on the Notes as a result of the provisions of clauses (i), (ii) and (iii) of this Section 4(a) may not exceed in the aggregate 1.0% per annum; provided further, that (1) upon the filing of the applicable Exchange Offer Registration Statement or the applicable Shelf Registration Statement as required hereunder (in the case of clause (i) of this Section 4(a)), (2) upon the effectiveness of the Exchange Offer Registration Statement or the applicable Shelf Registration Statement as required hereunder (in the case of clause (ii) of this Section 4(a)), or (3) upon the exchange of the Exchange Notes (and related guarantees) for all Securities tendered (in the case of clause (iii)(A) of this Section 4(a)), or upon the effectiveness of a Subsequent Shelf Registration Statement in the case of Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(B) of this Section 4(a)), Additional Interest on the Registrable Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

(b) The Issuers shall notify the Trustee within three Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”), which notice shall also be at least three Business Days prior to the date of any payment to be made in accordance with the following sentence. Any amounts of Additional Interest due pursuant to (a)(i), (a)(ii) or (a)(iii) of this Section 4 will be payable in cash simultaneously with, and to the same persons entitled to receive, stated interest on the Notes, commencing with the first such payment of interest occurring after any such Additional Interest commences to accrue. The amount of Additional Interest payable with respect to Registrable Notes will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Registrable Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

5. Registration Procedures

In connection with the filing of any Registration Statement pursuant to Sections 2 or 3 hereof, the Issuers shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuers hereunder each of the Issuers shall:

(a) Prepare and file with the SEC before the applicable Filing Date, a Registration Statement or Registration Statements as prescribed by Sections 2 or 3 hereof, and use its best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that, if (1) such filing is pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes (and related guarantees) during the Applicable Period relating thereto, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuers shall furnish to and afford the Holders of the Registrable Securities included in such Registration Statement or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five days prior to such filing, or such later date as is reasonable under the circumstances). The Issuers shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Registrable Securities included in such Registration Statement, or any such Participating Broker-Dealer, as the case may be, their counsel, or the managing underwriters, if any, shall reasonably object.

(b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to each of them with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus. The Issuers shall be deemed not to have used their best efforts to keep a Registration Statement effective during the Effectiveness Period or the Applicable Period, as the case may be, relating thereto, if any of the Issuers voluntarily takes any action that would result in selling Holders of the Registrable Securities covered thereby or Participating Broker-Dealers seeking to sell Exchange Notes (and related guarantees) not being able to sell such Registrable Securities or such Exchange Notes (and related guarantees) during that period unless such action is required by applicable law or permitted by this Agreement.

(c) If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes (and related guarantees) during the Applicable Period relating thereto from whom any of the Issuers has received written notice that it will be a Participating Broker-Dealer in the Exchange Offer, notify the selling Holders of Registrable Securities, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, promptly (but in any event within one day), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Issuers, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities or resales of Exchange Notes (and related guarantees) by Participating Broker-Dealers, the representations and warranties of the Issuers contained in any agreement (including any underwriting agreement) contemplated by Section 5(l) hereof cease to be true and correct in all material respects, (iv) of the receipt by any of the Issuers of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities or the Exchange Notes (and related guarantees) to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the Issuers’ determination that a post-effective amendment to a Registration Statement would be appropriate.

(d) If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes (and related guarantees) during the Applicable Period, use its best efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities or the Exchange Notes (and related guarantees) to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use its best efforts to obtain the withdrawal of any such order at the earliest possible moment.

(e) If a Shelf Registration Statement is filed pursuant to Section 3 and if requested by the managing underwriter or underwriters (if any), the Holders of a majority in aggregate principal amount of the Registrable Securities being sold in connection with an underwritten offering or any Participating Broker-Dealer, (i) as promptly as practicable incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders, any Participating Broker-Dealer or counsel for any of them reasonably request to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Registration Statement.

(f) If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes (and related guarantees) during the Applicable Period, furnish to each selling Holder of Registrable Securities and to each such Participating Broker-Dealer who so requests and to their respective counsel and each managing underwriter, if any, at the sole expense of the Issuers, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

(g) If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes (and related guarantees) during the Applicable Period, deliver to each selling Holder of Registrable Securities, or each such Participating Broker-Dealer, as the case may be, their respective counsel, and the underwriters, if any, at the sole expense of the Issuers, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Issuers hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Notes (and related guarantees) pursuant to, such Prospectus and any amendment or supplement thereto.

(h) Prior to any public offering of Registrable Securities or Exchange Notes (and related guarantees) or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes (and related guarantees) during the Applicable Period, use its best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request in writing; provided, however, that where Exchange Notes (and related guarantees) held by Participating Broker-Dealers or Registrable Securities are offered other than through an underwritten offering, the Issuers agree to cause their counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h), keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes (and related guarantees) held by Participating Broker-Dealers or the Registrable Securities covered by the applicable Registration Statement; provided, however, that none of the Issuers shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(i) If a Shelf Registration Statement is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Notes to be in such denominations permitted by the Indenture and registered in such names as the managing underwriter or underwriters, if any, or Holders may request; provided, however, that if the Registrable Notes are also transferable by delivery through means other than on the records of The Depository Trust Company or another clearing agency, in which case such preparation and delivery of certificates representing the Registrable Notes shall not be required.

(j) If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes (and related guarantees) during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) hereof, as promptly as practicable prepare and (subject to Section 5(a) hereof) file with the SEC, at the sole expense of the Issuers, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder or to the purchasers of the Exchange Notes (and related guarantees) to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Notes.

(l) In connection with any underwritten offering of Registrable Securities pursuant to a Shelf Registration Statement, enter into an underwriting agreement which is customary in underwritten offerings of debt securities similar to the Securities in form and substance reasonably satisfactory to the Issuers and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Issuers (including any acquired business, properties or entity, if applicable) and the Registration Statement, the Prospectus and the documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Securities, and confirm the same in writing if and when requested in form and substance reasonably satisfactory to the Issuers; (ii) obtain the written opinions of counsel to the Issuers and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions reasonably requested in underwritten offerings and such other matters as may be reasonably requested by the managing underwriter or underwriters; (iii) obtain “cold comfort” letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuers (and, if necessary, any other independent certified public accountants of the Issuers, or of any business or entity acquired by the Issuers for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings of debt securities similar to the Securities and such other matters as are reasonably requested by the managing underwriter or underwriters as permitted by the Statement on Auditing Standards No. 72, as amended by the Statement on Auditing Standards No. 76; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the sellers and underwriters, if any, than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters or agents, if any). The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

(m) If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes (and related guarantees) during the Applicable Period, make available for inspection by any selling Holder of such Registrable Securities being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and instruments of the Issuers and subsidiaries of the Issuers (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuers and any of their respective subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement and Prospectus. Each Inspector shall agree in writing that it will keep the Records confidential and that it will not disclose any of the Records that any of the Issuers determines, in good faith, to be confidential and notifies the Inspectors in writing are confidential unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or material omission in such Registration Statement or Prospectus, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) the information in such Records has been made generally available to the public; provided, however, that prior notice shall be provided as soon as practicable to any of the Issuers of the potential disclosure of any information by such Inspector pursuant to clauses (i) or (ii) of this sentence to permit the Issuers to obtain a protective order (or waive the provisions of this paragraph (m)) and that such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector. If, in the course of performing due diligence, any Inspector becomes aware of material non public information about the Company and its subsidiaries, the Inspector will not, and will take all steps reasonably necessary to ensure that anyone to whom the Inspector discloses the material non public information will not, trade in any securities of the Company until the information becomes public (whether through inclusion in the Shelf Registration Statement or Exchange Offer Registration Statement or otherwise) or the information ceases to be material.

(n) Provide an indenture trustee for the Registrable Securities or the Exchange Notes (and related guarantees), as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Securities, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

(o) Comply in all material respects with all applicable rules and regulations of the SEC and make generally available to its securityholders with regard to any applicable Registration Statement, a consolidated earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any fiscal quarter (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

(p) Upon consummation of the Exchange Offer or a Private Exchange, obtain an opinion of counsel to the Company, in a form customary for underwritten transactions, addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer or the Private Exchange, as the case may be, that the Exchange Notes (and related guarantees) or Private Exchange Notes (and related guarantees), as the case may be, and the related indenture constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, subject to customary exceptions and qualifications.

(q) If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Securities by Holders to the Company (or to such other Person as directed by the Issuers) to be exchanged for Exchange Notes (and related guarantees) or Private Exchange Notes (and related guarantees), as the case may be, the Issuers shall mark, or cause to be marked, on such Registrable Notes that such Registrable Notes are being canceled in exchange for Exchange Notes (and related guarantees) or Private Exchange Notes (and related guarantees), as the case may be; in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

(r) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”).

(s) Use its best efforts to take all other steps reasonably necessary to effect the registration of the Exchange Notes (and related guarantees) and/or Registrable Securities covered by a Registration Statement contemplated hereby.

The Issuers may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Issuers such information regarding such seller and the distribution of such Registrable Securities as the Issuers may, from time to time, reasonably request. The Issuers may exclude from such registration the Registrable Securities of any seller so long as such seller fails to furnish such information within a reasonable time after receiving such request. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such seller not materially misleading.

If any Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

Each Holder of Registrable Securities and each Participating Broker-Dealer agrees by its acquisition of such Registrable Securities or of Exchange Notes (and related guarantees) to be sold by such Participating Broker-Dealer, as the case may be, that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v), or 5(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus or Exchange Notes (and related guarantees) to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(j) hereof, or until it is advised in writing (an “Advice”) by the Issuers that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event that the Issuers shall give any such notice, the Applicable Period shall be extended by the number of days from and including the date of the giving of each such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement or Exchange Notes (and related guarantees) to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(j) hereof or (y) an Advice with respect to said notice.

6. Registration Expenses

All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers (other than any underwriting discounts or commissions) shall be borne by the Company whether or not the Exchange Offer Registration Statement or any Shelf Registration Statement is filed or becomes effective or the Exchange Offer is consummated, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with FINRA in connection with an underwritten offering and (B) reasonable fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities or Exchange Notes (and related guarantees) and determination of the eligibility of the Registrable Securities or Exchange Notes (and related guarantees) for investment under the laws of the jurisdictions (x) where the holders of Registrable Securities are located, in the case of the Exchange Notes (and related guarantees), or (y) as provided in Section 5(h) hereof, in the case of Registrable Securities or Exchange Notes (and related guarantees) to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Notes or Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Registrable Securities included in any Registration Statement or in respect of Registrable Securities or Exchange Notes (and related guarantees) to be sold by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Issuers and reasonable fees and disbursements of one firm of special counsel for the sellers of Registrable Securities and any Participating Broker-Dealers, (v) fees and disbursements of all independent certified public accountants referred to in Section 5(l)(iii) hereof (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Issuers desire such insurance, (vii) fees and expenses of all other Persons retained by the Issuers, (viii) internal expenses of the Issuers (including, without limitation, all salaries and expenses of officers and employees of the Issuers performing legal or accounting duties), (ix) the expense of any annual audit, (x) any fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and the obtaining of a rating of the securities, in each case, if applicable, and (xi) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement.

7. Indemnification

(a) Each of the Issuers agree, jointly and severally, to indemnify and hold harmless each Holder of Registrable Securities and each Participating Broker-Dealer selling Exchange Notes (and related guarantees) during the Applicable Period, the affiliates, officers, directors, representatives, employees and agents of each such Person, and each Person, if any, who controls any such Person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Participant”), from and against any and all losses, claims, damages, judgments, liabilities and expenses (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if any of the Issuers shall have made any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant, any underwriter, or the manner in which securities are to be distributed, furnished to the Issuers in writing by such Participant or an underwriter expressly for use therein.

(b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Issuers, their respective affiliates, officers, directors, representatives, employees and agents and each Person who controls the Issuers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent (but on a several, and not joint, basis) as the foregoing indemnity from the Issuers to each Participant, but only with reference to information relating to such Participant or the manner in which securities are to be distributed by such Participant or someone acting on such Participant’s behalf, furnished to the Issuers in writing by such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of Registrable Securities or Exchange Notes (and related guarantees) giving rise to such obligations.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the “Indemnified Person”) shall promptly notify the Persons against whom such indemnity may be sought (the “Indemnifying Persons”) in writing, and the Indemnifying Persons, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Persons may reasonably designate (which may include the Indemnifying Persons, unless representation of the Indemnifying Persons by the same counsel would be inappropriate due to actual or potential differing interests between them) in such proceeding and shall pay the fees and expenses actually incurred by such counsel related to such proceeding; provided, however, that the failure to so notify the Indemnifying Persons (i) will not relieve them from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by an Indemnifying Person of substantial rights and defenses and (ii) will not, in any event, relieve any Indemnifying Person from any obligations to any Indemnified Person other than the indemnification obligation provided in paragraphs (a) and (b) above. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Persons and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Persons shall have failed within a reasonable period of time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both any Indemnifying Person and the Indemnified Person or any affiliate thereof and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, unless there exists a conflict among the Indemnified Persons, the Indemnifying Persons shall not, in connection with such proceeding or separate but substantially similar related proceeding in the same jurisdiction arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed promptly as they are incurred. Any such separate firm for the Participants against whom a suit, action, proceeding, claim or demand is brought or asserted and control Persons of such Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Securities and Exchange Notes (and related guarantees) sold by all such Participants, and any such separate firm for the Issuers, their affiliates, officers, directors, representatives, employees and agents and such control Persons of the Issuers shall be designated in writing by the Issuers.

The Indemnifying Persons shall not be liable for any settlement of any proceeding effected without their prior written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff for which any Indemnified Persons are entitled to indemnification pursuant to this Agreement, each of the Indemnifying Persons agrees to indemnify and hold harmless each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Persons, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party, or indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional written release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of such Indemnified Person.

(d) If the indemnification provided for in the first and second paragraphs of this Section 7 is for any reason unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other from the applicable offering of Registrable or Exchanged Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Participant or such other Indemnified Person, as the case may be, on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

(e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, judgments, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Securities or Exchange Notes (and related guarantees), as the case may be, exceeds the amount of any damages that such Participant has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the Indemnifying Person to the Indemnified Person as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Holder or any person who controls a Holder, or by the Company, its directors, officers, employees or agents or any person controlling any of the Issuers, and (ii) any termination of this Agreement.

(g) The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

8. Rules 144 and 144A

Each of the Issuers covenants and agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time such Issuer is not required to file such reports, such Issuer will, upon the request of any Holder or beneficial owner of Registrable Securities, make available such information as is necessary to permit sales pursuant to Rule 144A under the

Securities Act. The Company further covenants and agrees, for so long as any Registrable Securities remain outstanding, that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by (a) Rule 144 and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.

9. Underwritten Registrations

If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering and shall be reasonably acceptable to the Issuers.

No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, underwriting agreements and other customary documents required by the Company or the underwriter in connection with such underwriting arrangements.

10. Miscellaneous

(a) No Inconsistent Agreements. The Issuers have not, as of the date hereof, and the Issuers shall not, after the date of this Agreement, enter into any agreement with respect to any of their securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuers’ other issued and outstanding securities under any such agreements. The Issuers will not enter into any agreement with respect to any of its securities which will grant to any Person piggyback registration rights with respect to any Registration Statement; provided, however that the Company may enter into an agreement in connection with the issuance of Additional Notes which will grant the holders of the Additional Notes the right to have them included in a Registration Statement.

(b) Adjustments Affecting Registrable Securities. The Issuers shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (I) the Company and (II)(A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Securities and (B) if the amendment, modification, supplement, waiver or consent would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Notes (and related guarantees) held by all Participating Broker-Dealers; provided, however, that Section 7 and this Section 10(c) may not be amended, modified or supplemented without the prior written consent of each Holder and each Participating Broker-Dealer (including any person who was a Holder or Participating Broker-Dealer of Registrable Securities or Exchange Notes (and related guarantees), as the case may be, disposed of pursuant to any Registration Statement) affected by any such amendment, modification or supplement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in aggregate principal amount of the Registrable Securities being sold pursuant to such Registration Statement.

(d) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

(i) if to a Holder of the Registrable Securities or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture, with a copy in like manner to the Representatives as follows:

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Attn: Leveraged Debt Capital Markets, Second Floor

fax no.: (212) 797-4877

with a copy to:

Attn: General Counsel, 36th Floor

fax no.: (212) 797-4561)

UBS Securities LLC

677 Washington Blvd.

Stamford, CT 06901

fax no.: (203) 719-3667

Attn: High Yield Syndicate Department

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, NY 10036

Attn: High Yield Legal (fax no.: (917) 267-7085)

and with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York, 10019

Attention: David K. Boston, Esq.

(ii) if to the Company, at the address as follows:

700 N.W. 107th Avenue

Miami, Florida 33172

Attention: General Counsel, Mark Sustana

with a copy to:

K&L Gates LLP

599 Lexington Avenue

New York, New York 10022

Attention: David W. Bernstein, Esq.

(iii) if to the Representatives, at the address specified in Section 10(d)(i).

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under an indenture at the address and in the manner specified in the indenture.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original (including facsimile signatures) and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD APPLY THE LAW OF ANY OTHER JURISDICTION. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j) Securities Held by the Issuers or their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Issuers or their respective affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(k) Third-Party Beneficiaries. Holders of Registrable Securities and Participating Broker-Dealers are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons.

(l) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders on the one hand and the Issuers on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LENNAR CORPORATION

By:	/s/ Bruce Gross
Name: Bruce Gross
Title: Vice President and Chief Financial Officer

GUARANTORS

Authorized signatory for each of the Guarantors listed on Schedule I hereto

By:	/s/ Mark Sustana
Name: Mark Sustana
Title: Secretary

Signature Page to Registration Rights Agreement

The foregoing Agreement is

hereby confirmed and accepted as

of the date first above written.

DEUTSCHE BANK SECURITIES INC.

UBS SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

for themselves and on behalf of

the several Initial Purchasers

By:	DEUTSCHE BANK SECURITIES INC.

By:	/s/ William Frauen	By:	/s/ Frank Fazio
	Name: William Frauen		Name: Frank Fazio
	Title: Managing Director		Title: Managing Director

By:	UBS SECURITIES LLC

By:	/s/ Peter Chomyonk	By:	/s/ Michael Lawton
	Name: Peter Chomyonk		Name: Michael Lawton
	Title: Executive Director		Title: Leveraged Capital Markets Executive Director

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Jack Vissicchio
Name: Jack Vissicchio
Title: Managing Director

Signature Page to Registration Rights Agreement

SCHEDULE I

GUARANTORS

308 Furman, Ltd.

360 Developers, LLC

Ann Arundel Farms, Ltd.

Aquaterra Utilities, Inc.

Asbury Woods L.L.C.

Astoria Options, LLC

Autumn Creek Development, Ltd.

Avalon Sienna III L.L.C.

Aylon, LLC

Bainebridge 249, LLC

Bay Colony Expansion 369, Ltd.

Bay River Colony Development, Ltd.

BB Investment Holdings, LLC

BCI Properties, LLC

Bellagio Lennar, LLC

Belle Meade LEN Holdings, LLC

Belle Meade Partners, LLC

BPH I, LLC

Bramalea California, Inc.

Bressi Gardenlane, LLC

Builders LP, Inc.

Cambria L.L.C.

Cary Woods, LLC

Casa Marina Development, LLC

Caswell Acquisition Group, LLC

Cedar Lakes II, LLC

Chancellor Place at Hamilton, LLC

Cherrytree II LLC

CL Ventures, LLC

Colonial Heritage LLC

Concord Station, LLP

Coto de Caza, Ltd., Limited Partnership

Coventry L.L.C.

CPFE, LLC

CP Red Oak Management, LLC

CP Red Oak Partners, Ltd.

Creekside Crossing, L.L.C.

Danville Tassajara Partners, LLC (inactive but not formally dissolved)

Darcy-Joliet, LLC

DBJ Holdings, LLC

DTC Holdings of Florida, LLC

Estates Seven, LLC

Evergreen Village LLC

F&R Florida Homes, LLC

F&R QVI Home Investments USA, LLC

FLORDADE LLC

Fox-Maple Associates, LLC

Friendswood Development Company, LLC

Garco Investments, LLC

Greentree Holdings, LLC

Greystone Construction, Inc.

Greystone Homes of Nevada, Inc.

Greystone Homes, Inc.

Greystone Nevada, LLC

Greywall Club L.L.C.

Harveston, LLC

Haverford Venture L.L.C.

Haverton L.L.C.

HCC Investors, LLC

Heathcote Commons LLC

Heritage of Auburn Hills, L.L.C.

Hewitts Landing Trustee, LLC

Home Buyer’s Advantage Realty, Inc.

Homecraft Corporation

HTC Golf Club, LLC

Inactive Companies, LLC

Independence L.L.C.

Isles at Bayshore Club, LLC

Lakelands at Easton, L.L.C.

Lakeside Farm, LLC

Largo Park Multifamily Developer, LLC

LCD Asante, LLC

Legends Club, LLC

Legends Golf Club, LLC

LEN - Belle Meade, LLC

LEN - CG South, LLC

LEN - Palm Vista, LLC

LEN Paradise Cable, LLC

LEN Paradise Operating, LLC

Len Paradise, LLC

Lencraft, LLC

LENH I, LLC

Len-Hawks Point, LLC

Lennar - BVHP, LLC

Lennar Aircraft I, LLC

Lennar Arizona Construction, Inc.

Lennar Arizona, Inc.

Lennar Associates Management Holding Company

Lennar Associates Management, LLC

Lennar Bridges, LLC

Lennar Buffington Colorado Crossing, L.P.

Lennar Buffington Zachary Scott, L.P.

Lennar Carolinas, LLC

Lennar Central Park, LLC

Lennar Central Region Sweep, Inc.

Lennar Central Texas, L.P.

Lennar Chicago, Inc.

Lennar Cobra, LLC

Lennar Colorado, LLC

Lennar Communities Development, Inc.

Lennar Communities Nevada, LLC

Lennar Communities of Chicago L.L.C.

Lennar Communities, Inc.

Lennar Construction, Inc.

Lennar Coto Holdings, L.L.C.

Lennar Developers, Inc.

Lennar Distressed Investments, LLC

Lennar Family of Builders GP, Inc.

Lennar Family of Builders Limited Partnership

Lennar Fresno, Inc.

Lennar Gardens, LLC

Lennar Georgia, Inc.

Lennar Greer Ranch Venture, LLC

Lennar Heritage Fields, LLC

Lennar Hingham Holdings, LLC

Lennar Hingham JV, LLC

Lennar Homes Holding, LLC

Lennar Homes of Arizona, Inc.

Lennar Homes of California, Inc.

Lennar Homes of Texas Land and Construction, Ltd.

Lennar Homes of Texas Sales and Marketing, Ltd.

Lennar Homes, LLC

Lennar Illinois Trading Company, LLC

Lennar Imperial Holdings Limited Partnership

Lennar International Holding, LLC

Lennar International, LLC

Lennar Land Partners Sub II, Inc.

Lennar Land Partners Sub, Inc.

Lennar Layton, LLC

Lennar Long Beach Promenade Partners, LLC

Lennar Lytle, LLC

Lennar Mare Island, LLC

Lennar Marina A Funding, LLC

Lennar Massachusetts Properties, Inc.

Lennar Middletown, LLC

Lennar Multifamily Investors, LLC

Lennar New Jersey Properties, Inc.

Lennar New York, LLC

Lennar Northeast Properties LLC

Lennar Northeast Properties, Inc.

Lennar Northwest, Inc.

Lennar Pacific Properties Management, Inc.

Lennar Pacific Properties, Inc.

Lennar Pacific, Inc.

Lennar PI Acquisition, LLC

Lennar PI Property Acquisition, LLC

Lennar PIS Management Company, LLC

Lennar Placentia TOD Properties, LLC (inactive but not formally dissolved)

Lennar PNW, Inc.

Lennar Point, LLC

Lennar Port Imperial South, LLC

Lennar Realty, Inc.

Lennar Renaissance, Inc.

Lennar Reno, LLC

Lennar Rialto Investment LP

Lennar Riverside West Urban Renewal Company, L.L.C.

Lennar Riverside West, LLC

Lennar Sacramento, Inc.

Lennar Sales Corp.

Lennar San Jose Holdings, Inc.

Lennar/Shadeland, LLC

Lennar Southland I, Inc.

Lennar Southwest Holding Corp.

Lennar Spencer’s Crossing, LLC

Lennar Texas Holding Company

Lennar Trading Company, LP

Lennar Ventures, LLC

Lennar West Valley, LLC

Lennar.com Inc.

Lennar/LNR Camino Palomar, LLC

Lennar-Lantana Boatyard, Inc.

LEN-Ryan 1, LLC

Len-Verandahs, LLP

LFS Holding Company, LLC

LH Eastwind, LLC

LH-EH Layton Lakes Estates, LLC

LHI Renaissance, LLC

LMI-Jacksonville, LLC

LMI-JC Developer, LLC

LMI-JC, LLC

LMI-Naperville, LLC

LNC at Meadowbrook, LLC

LNC at Ravenna, LLC

LNC Communities I, Inc.

LNC Communities II, LLC

LNC Communities III, Inc.

LNC Communities IV, LLC

LNC Communities IX, LLC

LNC Communities V, LLC

LNC Communities VI, LLC

LNC Communities VII, LLC

LNC Communities VIII, LLC

LNC Northeast Mortgage, Inc.

LNC Pennsylvania Realty, Inc.

Long Beach Development, LLC

Lori Gardens Associates II, LLC

Lori Gardens Associates III, LLC

Lori Gardens Associates, L.L.C.

Lorton Station, LLC

LW D’Andrea, LLC

Madrona Ridge L.L.C.

Madrona Village L.L.C.

Madrona Village Mews L.L.C.

Majestic Woods, LLC

Marble Mountain Partners, LLC

Mid-County Utilities, Inc.

Mission Viejo 12S Venture, LP

Mission Viejo Holdings, Inc.

Moffett Meadows Partners, LLC

Montgomery Crossings LLC

NC Properties I, LLC

NC Properties II, LLC

Northbridge L.L.C.

Northeastern Properties LP, Inc.

OHC/Ascot Belle Meade, LLC

One SR, L.P.

Palm Gardens At Doral Clubhouse, LLC

Palm Gardens at Doral, LLC

Palm Vista Preserve, LLC

PD-Len Boca Raton, LLC

PD-Len Delray, LLC

PG Properties Holding, LLC

Pioneer Meadows Development, LLC

Pioneer Meadows Investments, LLC

POMAC, LLC

Port Imperial South Building 14, LLC

Prestonfield L.L.C.

Providence Lakes, LLP

PT Metro, LLC

Raintree Village II L.L.C.

Raintree Village, L.L.C.

Renaissance Joint Venture

Reserve @ Pleasant Grove II LLC

Reserve @ Pleasant Grove LLC

Reserve at River Park, LLC

Reserve at South Harrison, LLC (inactive but not legally dissolved)

Rialto Capital Advisors of New York, LLC

Rialto Capital Advisors, LLC

Rialto Capital Management, LLC

Rialto Capital Partners, LLC

Rialto Capital Services, LLC

Rialto Partners GP, LLC

Rialto REGI, LLC

Rialto RL CML 2009-1, LLC

Rialto RL RES 2009-1, LLC

Rivendell Joint Venture

Rivenhome Corporation

RL BB Clearwater, LLC

RL BB FINANCIAL, LLC

RL BB Ocala, LLC

RL BB-AL, LLC

RL BB-FL Hillsborough, LLC

RL BB-GA, LLC

RL BB-IL, LLC

RL BB-MD CSM, LLC

RL BB-MS, LLC

RL BB-NC, LLC

RL BB-OH, LLC

RL BB-TN BRISTOL, LLC

RL BB-TN RACEDAY TOWER, LLC

RL BB-TN, LLC

RL BB-TX, LLC

RL BB-WV, LLC

RL CMBS Holdings, LLC

RL CMBS Investor, LLC

RL REGI ALABAMA, LLC

RL REGI ARKANSAS, LLC

RL REGI FINANCIAL, LLC

RL REGI FLORIDA, LLC

RL REGI GEORGIA, LLC

RL REGI KANSAS, LLC

RL REGI LOUISIANA, LLC

RL REGI MISSISSIPPI, LLC

RL REGI MISSOURI, LLC

RL REGI NORTH CAROLINA, LLC

RL REGI SOUTH CAROLINA, LLC

RL REGI TENNESSEE, LLC

RL REGI VIRGINIA, LLC

RL Regi-AL Carrington, LLC

RL REGI-AL HMS, LLC

RL REGI-AL HP, LLC.

RL REGI-AR GBE, LLC

RL REGI-FL APOPKA, LLC

RL REGI-FL CUTLER RIDGE, LLC

RL REGI-FL FT. PIERCE, LLC

RL REGI-FL ITALIA, LLC

RL REGI-FL PASCO COUNTY, LLC

RL REGI-FL RUSKIN, LLC

RL REGI-FL SARASOTA, LLC

RL REGI-FL VARC, LLC

RL REGI-GA AS VILLAS, LLC

RL REGI-GA DRAD, LLC

RL REGI-GA HAY DB, LLC

RL REGI-GA HMS, LLC

RL REGI-GA MHU, LLC

RL REGI-KS Conquest, LLC

RL REGI-MO BRANSON, LLC

RL REGI-MO GMB, LLC

RL REGI-MO MOSCOW MILLS, LLC

RL REGI-MO PIN OAK, LLC

RL REGI-MS Double H, LLC

RL REGI-MS OCEAN SPRINGS, LLC

RL REGI-NC GTREE, LLC

RL REGI-NC Little Wing

RL REGI-NC Mland, LLC

RL REGI-NC RALEIGH, LLC

RL REGI-NC SUGARM, LLC

RL REGI-SC LAKE E, LLC

RL REGI-TN OAK, LLC

RL REGI-TN Sevierville, TN

RL REGI-TN SPRINGHILL, LLC

RL REGI-TN WILLIAMSON, LLC

RL REGI-VA GLENA, LLC

Rutenberg Homes of Texas, Inc.

Rutenberg Homes, Inc. (Florida)

Rye Hill Company, LLC

S. Florida Construction II, LLC

S. Florida Construction III, LLC

S. Florida Construction, LLC

San Lucia, LLC

Santa Ana Transit Village, LLC

Savannah Development, Ltd.

Savell Gulley Development, LLC

Scarsdale, LTD.

Schulz Ranch Developers, LLC

Seminole/70th, LLC

Siena at Old Orchard, LLC

Sonoma L.L.C.

Southbank Holding, LLC

Spanish Springs Development, LLC

St. Charles Active Adult Community, LLC

Stoney Corporation

Stoney Holdings, LLC

Stoneybrook Clubhouse, Inc.

Stoneybrook Golf Club, Inc.

Stoneybrook Joint Venture

Strategic Cable Technologies, L.P.

Strategic Holdings, Inc. d/b/a Lennar Communications Ventures (LCV)

Strategic Technologies Communications of California, Inc.

Strategic Technologies, LLC

Summerfield Venture L.L.C.

Summerwood, LLC

TCO QVI, LLC

Temecula Valley, LLC

The Baywinds Land Trust

The Bridges at Rancho Santa Fe Sales Company, Inc.

The Bridges Club at Rancho Santa Fe, Inc.

The LNC Northeast Group, Inc.

The Preserve at Coconut Creek, LLC

Trade Services Investments, Inc.

Treviso Holding, LLC

Tustin Villas Partners, LLC

Tustin Vistas Partners, LLC

U.S. Home Corporation

U.S. Home of Arizona Construction Co.

U.S. Home Realty, Inc.

U.S.H. Los Prados, Inc.

U.S.H. Realty, Inc.

USH - Flag, LLC

USH (West Lake), Inc.

USH Equity Corporation

USH LEE, LLC

USH Woodbridge, Inc.

UST Lennar GP PIS 10, LLC

UST Lennar GP PIS 7, LLC

Valencia at Doral, LLC

Vineyard Point 2009, LLC

WCP, LLC

West Chocolate Bayou Development, LLC

West Lake Village, LLC

West Van Buren L.L.C.

Westchase, Inc.

Willowbrook Investors, LLC

Woodbridge Multifamily Developer I, LLC

Woodbridge Multifamily Developer II, LLC

Wright Farm, L.L.C.